EXHIBIT 10.4

CV Therapeutics, Inc.

requests that the marked portions of the exhibit be granted confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AGREEMENT

AMENDMENT NO. 4

THIS AMENDMENT NO. 4 TO THE LICENSE AGREEMENT (“Fourth Amendment”) is made and entered into effective as of June 20, 2006 (“Fourth Amendment Date”) by and between ROCHE PALO ALTO LLC (successor in interest by merger to SYNTEX (U.S.A.) INC.) (“Roche”), having offices at 3431 Hillview Avenue, Palo Alto, California 94304, and CV THERAPEUTICS, INC. (“CVT”), having an address at 3172 Porter Drive, Palo Alto, California 94304. Capitalized Terms used in the Fourth Amendment that are not otherwise defined herein shall have the same meanings as such terms are defined in the License Agreement.

RECITALS

Roche and CVT entered into the License Agreement effective March 27, 1996 (“License Agreement”) and entered into three Amendments to the License Agreement effective July 3, 1997, November 30, 1999, and March 25, 2005, respectively (“Amendments”). The License Agreement as amended by the Amendments and this Fourth Amendment shall constitute the “Agreement.”

The parties now wish to amend the Agreement to change the scope of CVT’s rights under the license to the Syntex Patent Rights and Syntex Know-How, to add additional milestone payments and otherwise amend the Agreement as expressly set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the sufficiency of which is hereby acknowledged, Roche and CVT now wish to amend the Agreement as follows effective as of the Fourth Amendment Date:

1. Amendment of Section 1.7. Section 1.7 of the License Agreement is hereby amended and replaced in its entirety with the following new Section 1.7:

“CVT Territory” shall mean all countries in the world.

2. Amendment of Section 1.9. Section 1.9 of the License Agreement is hereby amended and replaced in its entirety with the following new Section 1.9:

“Licensed Product(s)” shall mean human therapeutic product(s) containing any Licensed Compound as an active ingredient, for any and all indications, in such formulations and modes of administration as determined by CVT.

3. Amendment of Section 1.11. Section 1.11 of the License Agreement is hereby amended by deleting the phrase “for use in Cardiovascular Indications” from the end of the section.

4. Amendment of Section 2.1. Section 2.1 of the License Agreement is hereby amended and replaced in its entirety with the following new Section 2.1:

Syntex herewith grants to CVT under the Syntex Patent Rights and Syntex Know-How:

a)	an exclusive right and license to develop and register the Licensed Product(s) in the CVT Territory; and

b)	an exclusive right and license to make, have made, use , offer for sale, sell and import the Licensed Product(s) in the CVT Territory

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5. Amendment of Sections 5.1(b)(3). Section 5.1(b)(3) of the License Agreement is hereby amended and replaced in its entirety with the following new Section 5.1(b)(3):

(3)	Subsequent NDA Payments. In addition to the payment in Section 5.1(b)(2) above, CVT shall make the following payments to Roche: (a) within thirty (30) days of the second approval of an NDA or equivalent in one of the Major Market Countries Nine Million United States Dollars (US$9,000,000.00); (b) within thirty (30) days of the approval of an NDA or equivalent in Japan Three Million United States Dollars (US$3,000,000.00); and (c) within thirty (30) days of the approval of the first supplemental NDA for an indication other than Cardiovascular Indications in a Major Market Country or Japan Five Million United States Dollars (US$5,000,000.00).

6. Amendment of Article IX. Article IX of the License Agreement is hereby amended and replaced in its entirety with the following new Article IX:

Syntex retains the right to use the know-how encompassed in the Syntex Patents and Know-How for non-commercial, research purposes only. CVT herewith grants to Syntex a non-exclusive, non-royalty right and license under any CVT patents and Know-How to exercise such right.

7. Amendment of Section 11.2. Section 11.2 of the License Agreement is hereby amended by deleting the phrase “for Cardiovascular Indications” from the last sentence.

8. Additional Payment. Within ten (10) days of the execution of this Fourth Amendment, CVT shall pay to Roche the amount of [*] United States Dollars (US$[*]).

9. Full Force and Effect. This Fourth Amendment amends the terms of the Agreement and the Amendments and is deemed incorporated into, and governed by all the other terms of, the Agreement and Amendments. In the event of any conflict between the terms of the Agreement and the Amendments and the terms of this Fourth Amendment, the terms of this Fourth Amendment shall govern. The provisions of the Agreement, as amended by the Amendments and this Fourth Amendment, remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to be effective as of the Fourth Amendment Date.

Roche Palo Alto LLC		CV Therapeutics, Inc.

By:	/s/ Robert B. Stein	By:	/s/ Louis G. Lange, M.D., Ph.D.
Name:	Robert B. Stein, M.D., Ph.D.	Name:	Louis G. Lange, M.D., Ph.D.
Title:	President	Title:	Chairman & CEO

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.